EXHIBIT 99.1

Turner Announces First Management Addition Concentrated in Blockchain

HOUSTON, Texas - May 18, 2018 - NASDAQ Newswire - Turner Valley Oil and Gas, Inc. (the “Company”) (OTC: TVOG), pending name change to PrimeStar Bitumen, Inc., is pleased to announce the appointment of Mike Lorrey, Director of Blockchain and M&A development, as Turner begins to transform itself into a fully operating shipping, infrastructure, and blockchain technology company.

Mr. Lorrey, one of the early engineers involved in the Cypherpunk mailing list that spawned Bitcoin, has an extensive bio in the crypto and blockchain fields and the company could not be more honored to bring his expertise and experience onto the team. He is currently the CTO at Pluto Inc., which is the developer of the Metalyfe next generation web/game/app browser, powered by Blockchain for seamless distributed web commerce and game/VR/AR/MR consolidated data enhanced immersive experiences. He is also President/Chairman at Galactic Systems Inc., a multi-service company providing consulting, software, and virtual goods and services in the virtual reality, communications, and blockchain industries. He was CEO at Octaneum, where he was co-founder of the first comprehensive global oil and gas supply chain Blockchain. This is of special interest to TVOG as it is used to democratize capital in the petroleum commodity trading and supply chain marketplace, enabling the monetization of assets from in ground reserves to the gas pump. His educational background includes degrees from Worcester Polytechnic Institute, Franklin Pierce College, and Woodbury University. His full Linkedin biography is located at Linkedin.

CEO Steve Helm commented about this appointment,, “With TVOG’s expansion into the infrastructure and shipping industries, those markets are primed for blockchain technology to enter them as well. The opportunities available are endless, especially on the insurance side of the market, and I am excited and anxious to begin turning these opportunities into revenue producing deals for the company.”

As stated in Turners most recent press release, the Company has already been involved in advanced negotiations with three well established blockchain technology companies. All are in the advanced stages of discussions moving towards closing, or in one case, agreements are already being negotiated to close. They are aimed at M & A (Merger & Acquisition) and JV (Joint Venture) agreements, and the first completed closing will be announced in an upcoming press release as soon as prudently possible. This undertaking, along with all of the upcoming blockchain transactions, will be structured in a way so that the company can benefit from the growth of the blockchain technology sector while strategically applying it to the bitumen and related supply chain, shipping, and infrastructure segments.

Management believes that by making strategic acquisitions, investments, and mutually beneficial alliances, it can have a competitive advantage in its market places and be able to help shape the blockchain technology expansion currently taking place across various industries.

In addition to the pending blockchain press releases, TVOG expects to make announcements soon regarding a new Board of Directors and more management additions, Form 10 resubmission, expansion/shipping contract details, M & A’s, JV’s, an updated website, and a host of other company events as the company builds upon its initial bitumen shipping asset purchase.

NASDAQ Material Disclosure Link: http://www.nasdaq.com/symbol/tvog/press-releases

SEC Form 10 Link:

https://backend.otcmarkets.com/otcapi/company/sec-filings/12583468/content/html

About Turner Valley Oil & Gas, Inc.

Turner Valley Oil & Gas, Inc. (pending name change from PrimeStar Bitumen, Inc.) (OTC:TVOG) is a business holding company with a historical focus on energy related holdings. The Company’s acquisition model is focused on finding and evaluating profitable small to mid-sized businesses as acquisition candidates where cash flow can be improved through its buy, build & bolt-on model within the real assets, blockchain, energy, infrastructure, bitumen, and asphalt segments.

Certain statements in this press release are forward-looking and involve a number of risks and uncertainties. Such statements are subject to certain transactions such as the completion of the transfer of vessel assets and the closing of the private placement. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.

Website: https://PrimeStarBitumen.com/

OTC Markets Profile: http://www.otcmarkets.com/stock/TVOG/profile

Full Disclaimer: https://PrimeStarBitumen.com/disclaimer/

Contacts:

Steve Helm, CEO

Turner Valley Oil And Gas, Inc.

Address: 3270 Sul Ross, Houston, TX 77098

Phone: 1-713-588-9453

Email: IR@PrimeStarBitumen.com